UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

NANOFLEX POWER CORPORATION
(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210 Scottsdale, AZ 85255
(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 609-654-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K/A and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

●
The “Company,” “we,” “us,” or “our,” are references to the combined business of (i) NanoFlex Power Corporation (formerly, Universal Technology Systems Corp., a Florida corporation (“UTCH”)) and (ii) Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”);

●	“Common Stock” refers to the common stock, par value $.0001, of the Company;

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Item 1.01 Entry Into A Material Definitive Agreement

Share Exchange Agreement

On September 24, 2013, the Company, Global Photonic Energy Corporation, a Pennsylvania  corporation (“GPEC”) and GPEC Holdings, Inc., which owns 100% of the total outstanding equity interests of GPEC  (the “GPEC Stockholder”) entered into and consummated transactions pursuant to a Share Exchange Agreement (the “Share Exchange Agreement,” such transaction referred to as the “Share Exchange Transaction”), whereby the Company issued to the GPEC Stockholder an aggregate of 15,500,640 shares of its common stock, par value $.0001 (“Common Stock”), in exchange for 100% of the equity interests of GPEC held by the GPEC Stockholder.

In addition, the Company agreed under the Share Exchange Agreement to issue the following securities as a result of the Share Exchange Transaction:

(i) a total of 5,780,500 shares of Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock to holders of the Series A Convertible Preferred Stock of GPEC (the “GPEC Series A Preferred”) as a result of the automatic conversion of the GPEC Series A Preferred;

(ii) a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock to holders of the Convertible Promissory Notes of GPEC (the “GPEC Bridge Notes”) issued in July 2013 by GPEC in a bridge financing (the “Bridge Financing”) as a result of the automatic conversion of the GPEC Bridge Notes;

(iii) warrants to purchase 1,875,783 shares of Common Stock to holders of all of the issued and outstanding warrants of GPEC (“GPEC Warrants”) in consideration of the cancellation of such GPEC Warrants pursuant to the terms and conditions thereof; and

(iv) options to purchase 105,000 shares of Common Stock to holders of all of the issued and outstanding options of GPEC (“GPEC Options”) in consideration of the cancellation of such GPEC Options pursuant to the terms and conditions thereof.

As a result of the Share Exchange Transaction, GPEC became a wholly-owned subsidiary of the Company.

The Share Exchange Agreement contains representations and warranties by us, GPEC and the GPEC Stockholder which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries; authorization and validity of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; no conflict or violation of Articles of Incorporations and By-laws, with respect to GPEC: authorization; capitalization; and title to GPEC’s common stock being exchanged and other equity interests being cancelled, and with respect to GPEC Stockholder: authorization; no conflict or violation of law; investment purpose; accredited investor status; reliance on exemption on the Company’s Common Stock to be exchanged; and transfer or resale pursuant to the Securities Act.

Our acquisition of GPEC pursuant to the Share Exchange Agreement was accounted for as a reverse merger and recapitalization effected by a share exchange. GPEC is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Private Placement of Common Stock

On September 22, 2013 the Company accepted subscriptions to purchase from, and issued an aggregate of 5,049,113 shares of its Common Stock (or 6,058,936 shares of Common Stock after given effect to the Forward Split, as defined below) to seven accredited investors. The shares were issued pursuant to separate Subscription Agreements between the Company and each purchaser. The Company made certain representations to the subscribers in the Subscription Agreements regarding the capitalization of the Company and the authorization and enforceability of the agreement and the subscribers made certain representations to the Company regarding the suitability of the sale of the Common Stock to the subscribers.

Forward Split and Name Change

On October 30, 2013, the board of directors of the Company as well as shareholders of the Company holding a majority of votes approved and ratified: (i) a 1.2-for-1 forward split of the Company’s Common Stock effective as of September 23, 2013 (the “Forward Split”), and (ii) change of the Company’s corporate name to “NanoFlex Power Corporation” (the “Name Change”). Financial Industry Regulatory Authority (“FINRA”) approved the Forward Split and the Name Change to be effective as of November 25, 2013. Unless otherwise indicated, all references to numbers of shares of Common Stock in this Current Report have given effect to the Forward Split.

Item 2.01 Completion of Acquisition or Disposition of Assets

OUR CORPORATE STRUCTURE

UTCH is a Florida corporation incorporated on January 28, 2013. Following the acquisition of GPEC, GPEC became our direct wholly-owned subsidiary effective on September 24, 2013.

The following diagram sets forth the structure of the Company as of the date of this Report:

Organizational History of GPEC

GPEC was incorporated on February 7, 1994 in the State of Pennsylvania to fund, develop and commercialize photonic energy conversion and storage technologies utilizing organic semiconductors for the production of electricity (i.e., converting incident light energy into electric current) based on the research of Dr. Mark E. Thompson, then a professor at Princeton University.

On September 10, 2013, GPEC incorporated in Pennsylvania a wholly-owned subsidiary, GPEC Holdings, Inc., which later formed GPEC Sub, Inc. (“GPEC Sub”). In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of GPEC Holdings, Inc. The purpose of this restructuring was to prepare GPEC to be acquired by the Company.

On September 24, 2013, as a result of the Share Exchange Transaction discussed in Item 1.01, GPEC became a wholly-owned subsidiary of the Company.

OUR BUSINESS

General

GPEC was founded and incorporated in February 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 600 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson.  In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC.  In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements.  On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University).  At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement.  This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013 GPEC paid and expensed $3,233,341 under the Research Agreement.

In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 (the “2006 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor.  In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for GPEC.

Currently, research and development of GPEC’s flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the  five year Sponsored Research Agreement dated May 1, 2009.  Under the Sponsored Research Agreement, GPEC has agreed to pay USC up to $6,338,341 for work to be performed. From May 1, 2009 through December 31, 2012 GPEC paid and expensed $2,689,570 under this agreement.  During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, GPEC incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein GPEC has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from GPEC’s sponsored research agreements, GPEC has agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by GPEC. In addition, GPEC is required to pay to USC 5% of net sales of licensed products or licensed processes used, leased or sold by GPEC, 3% of revenues received by GPEC from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by GPEC from final judgments in infringement actions respecting the patent rights licensed under the agreement.

GPEC has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan.  There is currently no ongoing research activity at Princeton University related to GPEC, although the Company maintains licensing rights to technology previously developed there.

The foregoing description of the 1998 Sponsored Research Agreement, the 1998 License Agreement, the 2006 Research Agreement and the License Agreement 2006 Amendment is qualified in entirety by the respective agreements that are annexed hereto.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with GPEC since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics.  In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics.  A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs.  In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems.  In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs.  Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012.  Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc.  He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications.  In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University.  He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department.  He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009.  In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with GPEC since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: PANL). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science.  In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award.  In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics.  In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display.  Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

GPEC is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. GPEC’s sponsored research programs have resulted in intellectual property portfolio consisting of more than 600 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies.We also believe its proprietary technologies can fundamentally change the traditional paradigm of solar energy conversion – from applications defined by the conventional constraints of fixed, heavy, rigid and expensive to applications that are highly mobile, lightweight, flexible and inexpensive. Since its inception, GPEC has invested more than $52 million in capital for operations and development activities.  GPEC’s sponsored research activities have generated a patent portfolio of more than 600 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of December 13, 2013, the Company had 61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications in the U.S. In addition, the Company had a total of 165 issued patents, 385 pending patent applications and 20 pending PCT applications in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates.  Currently, the Company is preparing to enter the applied research and pre-commercialization stage for both of these technology platforms with the near-term goal of establishing a technology development center in Ann Arbor, Michigan, that will enable:

●
The development and commercialization of advanced organic and inorganic thin film solar cell technologies, including proprietary materials, architectures, and fabrication processes, that have the potential to transform the industry.

●	GPEC to enter partnerships with manufacturers.

●	GPEC to generate early revenue from government grants in an accelerated two-year program.

GPEC is currently at development stage and has not licensed any of its technologies. GPEC has incurred losses and has no revenue to date. GPEC’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

Today, the solar industry is at an inflection point. The cost of solar energy generation is now within reach of those costs incurred through use of fossil fuels. Yet, while the solar industry is showing significant year-on-year growth, the value proposition for solar has yet to achieve wide-spread adoption in the absence of significant government incentives.

We believe the value proposition for solar will become much more attractive as new technologies remove the traditional constraints of silicon-based solar solutions.

GPEC is focusing on two parallel technology efforts: (a) its inorganic GaAs manufacturing technologies aim to provide solar cell manufacturers with the capability of producing GaAs solar cells with ultra-high efficiencies at a cost per watt well below grid parity of $1 per watt; and (b) through its portfolio of OPV thin film solar technologies, it is committed to further developing and delivering highly efficient, low-cost solar energy solutions via a host of new applications to worldwide markets. These include extending and/or replacing batteries for mobile devices, solar paint for electric cars to extend battery life, building integrated photovoltaic (“BIPV”) products that include glass, roofing materials and siding, off-grid applications, and solar textiles that generate power. GPEC further believes that its technologies could eventually be able to provide utility-scale power, augmenting and/or replacing fossil fuels.

GPEC is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish GPEC as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners include current manufacturers of solar technology and manufacturers of semiconductors or electronics that recognize GPEC’s solar technologies as a significant emerging opportunity.

In addition, GPEC believes that there are several avenues for early revenue generation that become possible with the establishment of its technology development center in Ann Arbor, Michigan, utilizing cost-effective leased facilities near the University of Michigan. First among these avenues is government funding. The National Aeronautic and Space Administration (“NASA”), the Department of Defense, and the Department of Energy all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications. GPEC believes that its technology development center can make GPEC highly competitive for both GaAs and organic solar cell grants.

GPEC also anticipates that advancements at the technology development center can attract other industry players to acquire early licenses to use GPEC intellectual property. Finally, new licenses and agreements will be made possible by ongoing technology development, especially that related to perfecting and broadening of GPEC’s intellectual property in high-efficiency, lightweight organic solar cells. The principal function of the facility will be to demonstrate GPEC’s ability to prototype its inorganic and organic solar cells utilizing its proprietary technologies.

Technologies

Although GPEC has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in an advanced development stage.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.  GPEC’s patented technology has the potential to enable these cost reductions.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown. These substrates, or “wafers,” cost approximately $20,000 per square meter. During the fabrication process that is currently in use, these expensive wafers are destroyed. For decades people have sought methods to eliminate the destruction or use of the wafer, using only the ultrathin solar cell active region. GPEC has developed a process for removing the active solar cell layer (approximately 2 micrometers thick, or around 1% of the thickness of a human hair) from the parent wafer on which it is grown in a completely non-destructive manner, thereby allowing for the re-use of the wafer an indefinite number of times without loss of performance on each growth and removal cycle. This process, called non-destructive epitaxial lift-off (“ND-ELOTM”), revolutionizes the cost structure of GaAs solar cell technology, converting the prohibitively expensive wafer cost from a recurring materials cost into a capital expenditure that is depreciated along with other equipment in the manufacturing facility. Furthermore, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexile process called cold-weld bonding. (See the solar cell production cycle shown in the figure on the left).

The processes of ND-ELO™ and cold-weld bonding result in ultra-high efficiency solar cells—GPEC has achieved 23% in its researcher’s laboratories, and we believe that 29% is achievable. Moreover, the processes can be applied to multijunction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. GPEC believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion. The market for manufacturers which utilize GaAs technology is currently limited, but GPEC believes that it will expand as its Epitaxial Protection Layers (“EPL”), ND-ELO™, and Cold Weld processes allow cost reductions for manufacturers in their cost per watt that will permit these manufacturers to expand into areas and uses that were traditionally cost prohibitive. With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary EPL, ND-ELO™, and Cold Weld processes, the costs of GaAs solar cells can approach cost-per-watt metrics associated with silicon-based solar cells. Moreover, GaAs cells provide functional and aesthetic advantages since they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

GPEC’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that GPEC has researched and developed over the last two decades.  Like GPEC’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications, including in the generation of commodity power.  These thin film technologies will allow power to be generated at the device level.  A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Furthermore, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon or GaAs. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed manufacturing process.  The potential for printed electronics - making solar cells “by the kilometer” rather than on one substrate at a time - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy. Since the organic films are lightweight and extremely thin (in this case the entire structure is only 0.1% the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, there are significant opportunities to achieve heretofore unrealizable applications such as car paint that allows vehicle coating to act as a source of power for an electric car; windows that can be coated with a clear semi-transparent film that captures photons from the sun to provide power for inside of the building, and fabric that can be made coated in order to make clothes, tents, flags, or lightweight roll-out power mats.  One added advantage of OPVs over traditional semiconductor technologies is the very low energy intensity of their production.  All of the fabrication temperatures are low and environmentally “green,” greatly reducing the ancillary costs required in conventional solar cell production.

GPEC’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-cost production processes such as organic vapor phase deposition developed in GPEC’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPVs on glass substrate.

In summary, GPEC is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address established application spaces of commodity and spot energy generation, while opening up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.    GPEC holds extensive foundational intellectual property in both technologies with more than 600 issued or pending patents worldwide.

Intellectual Property

As of December 13, 2013, the Company had 61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications in the U.S. In addition, the Company had a total of 165 issued patents, 385 pending patent applications and 20 pending PCT applications in countries and regions outside the U.S as set forth in the following table. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates.

Country	Issued	Pending
Argentina	1	0
Australia	23	28
Canada	2	41
China	39	25
Germany	7	0
European Patent Convention	17	54
Spain	6	0
France	5	0
Great Britain	5	0
Hong Kong	23	29
India	6	49
Japan	9	56
Korea	9	42
Mexico	3	0
Taiwan	10	61
Total	165	385

In addition, it has several hundred additional patent applications in process. Some of GPEC’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●
Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the record organic solar cell efficiency to date is reported to be a tandem architecture.

●
Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C60 or C70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●
Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●
New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●
Scalable growth technologies*.  A number of growth technologies have been developed for organic materials.  These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials.  All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●
Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●
Materials for enhanced light collection via multi-exciton generation.  The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs.  In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multi-junction cells, however, these cells are very expensive.  An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”).  SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency.  The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●
Mixed layer and nano-crystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nano-crystalline cells have a higher degree of phase separation between the donor and acceptor with nano-crystalline domains, with high purity and domain sizes in the nanometer scale.

●
Solar paints. GPEC plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●
Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows GPEC to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells.

●	Accelerated and recyclable liftoff process.

●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils.

Development Goals

During the next two years GPEC plans to demonstrate ND-ELO™ technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 20 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 20 cycles.  The performance objectives are power conversion efficiencies of 23%.  GPEC also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32% efficiency under un-concentrated illumination.  Further, GPEC plans to integrate “mini-concentrators” with the ND-ELO+cold weld bonded cells to effect cost reductions compared to the non-concentrated cells, expected to achieve cost targets of less than $0.50/Watt (peak).

With respect to its OPV technology, within the next three years GPEC plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates.

In order to accomplish these tasks and to give confidence to our manufacturing partners, GPEC plans to build a technology development center in Ann Arbor, Michigan. We plan to obtain cost-effective leased facilities and will equip the facility with required equipment and obtain required engineering personnel. This infrastructure will support our objective of producing 6 inch square GaAs and OPV module prototypes to demonstrate the efficacy of our technology platforms and to substantially reduce the risk to large-scale market entry by our licensed partners. We believe that the costs of establishing the facility will be approximately $5,500,000 and expect that it can be in place by the first quarter of 2014. The Plan of Operation that is in place is dependent upon the Company’s ability to raise additional capital to support its research and development operations. Since its inception, GPEC has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining GPEC’s patent portfolio. GPEC anticipates that it will need to raise approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development goals and patent prosecutions and to maintain its intellectual property portfolio. The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

GPEC has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. GPEC plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance. Currently, GPEC is aware of several laboratories and commercial suppliers that are exploring and positively validating technologies that it has developed.

A key to reducing the risk to market entry by our partners is for GPEC to qualify its technologies at the manufacturing scale. This task will be conducted in GPEC’s technology development center, which will include a pilot manufacturing line.  Furthermore, we believe it is essential for GPEC to maintain its technology leadership through a continuing relationship with its world-class research partners at USC and Michigan. GPEC will also seek other opportunities with the best researchers worldwide as opportunities present themselves.

Market Opportunity

Worldwide demand for electricity is expected to expand by more than 70% from 21.4 trillion kilowatt hours (kWh) in 2010 to 36.6 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency (the “IEA”).  The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

Worldwide electricity generation from renewable energy is projected to increase 170% from 4.2 trillion kWh in 2010 to 11.3 trillion kWh in 2030, representing 3.4% annual growth, according to the IEA.  The renewable share of total electricity generation is projected to increase from 20% to 31% during this period.  Renewable energy adoption continues to largely be driven by support from governments in the form of quotas (renewable portfolio standards), net metering systems, and feed-in-tariffs (FiTs) along with financial support such as tax incentives, grants, loans, rebates, and production incentives.

Electricity generated from solar power is projected to experience more rapid growth globally, increasing from 34 billion kWh in 2010 to 1,124 billion kWh in 2030, representing 12.4% annual growth. By 2030, solar power is expected to comprise approximately 3% of total global electricity generation, compared to only a fraction of 1% today. This growth projection is based on expected solar capacity additions of more than 600 GW during this period, according to the IEA. Within the United States, 2013 is expected to be a record year for solar power, projecting 4,400 MW of solar PV installations, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”). Demand for solar power is expected to continue to be driven largely by renewable energy incentives. Meanwhile, cost reductions in solar technology (largely due to silicon oversupply) have narrowed the gap between solar power and fossil power. SEIA and GTM Research forecast continued growth within the U.S., projecting installations will exceed 9,000 MW in 2016.

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we expect increased demand with new applications, which require advanced technologies, such as those that GPEC is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022,  from a value of $4.6 million today up to over $630 million during that period, primarily representing  new end-markets such as small mobile applications and BIPV.  SNE Research, a market research and consulting company focused on the renewable energy sector, projects that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020.

Competition

GPEC is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also compete with established solar technologies in traditional solar markets.  As an IP licensor, we believe our competitive exposure is insulated from industry dynamics, since we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology.  Advanced solar technology development efforts encompass various technology platforms as various stages of development, and consist of several large players and a number of small and medium companies.  Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Other technologies, based on advanced inorganic chemistries have been slow to achieve market adoption due to their heretofore inability to achieve the required cost and performance thresholds to stimulate market adoption.  OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but there are a limited number of developers planning introduction within the next two years, using polymer-based materials.

For traditional solar applications such as rooftop projects, our technologies compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, our technologies compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

               Among GaAs-based solar developers, there are several companies, including Boeing’s subsidiary SpectroLab, Emcore Corporation, and Alta Devices, which produce commercial solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology.  Other companies such as Sol Voltaic are in the early stages of commercializing technology to couple GaAs components with traditional c-Si modules to improve conversion efficiency. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial markets.  We believe GPEC’s patented GaAs ND-ELO™ and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

OPV technologies have yet to be commercialized, but there are numerous development efforts on going.  Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), and Solarmer Energy (El Monte, California), among others.  We believe GPEC’s patented technologies for small molecule OPVs present a formidable obstacle for competing development efforts and would seek to partner with other developers or attempt to protect our IP.

Employees

Currently, GPEC employees consist of five full-time personnel – our Executive Chairman; Chief Executive Officer, President and Chief Operating Officer; Executive Vice President, General Counsel and Secretary; Chief Financial Officer and Treasurer; and Senior Vice President of Corporate Development. GPEC plans to hire a Chief Technology Officer and in-house patent attorney prior to the end of 2013. GPEC anticipates that its technology development center in Ann Arbor, Michigan will initially employ seven technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. Any cautionary language in this Current Report, provides examples of risk uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

GPEC is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. GPEC has agreements with Princeton University which were assigned to University of Southern California and the University of Michigan, pursuant to which it has developed certain technologies and prosecuted and paid for more than 600 issued or pending patents  covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. While each patent is issued in the names of the respective university that developed the subject technology, GPEC has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being GPEC’s patents.

Unlike conventional thin film solar, the materials platforms that we have developed and are developing for solar cells are capable of ultrahigh efficiency accessible only by single crystalline inorganic materials such as silicon and gallium arsenide.  The technologies we are developing allow the solar energy generating surfaces to be sufficiently flexible to be wrapped around 1 centimeter diameter cylinders without damage or loss of performance.  Their ultra-light weight impacts other traditional costs associated with solar such as eliminating the need for costly, complex and robust panel mounts. We believe that these solar energy generating “films” can be used on architectural surfaces, on windows as attractive semi-transparent energy-generating coatings and even paints. Their flexibility allows their application to surfaces such as tents, clothing and other oddly shaped or “mobile” surfaces, including space-borne applications.  Finally, the ability to be rolled around cylinders permits compact and low cost transport for deployment at remote sites.

GPEC currently holds exclusive rights to more than 600 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film OPV and GaAs technologies.  In addition, we have several hundred more patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●           Tandem organic solar cell*
●           Fullerene acceptors*
●           Blocking layers*
●           New materials for visible and infrared sensitivity*
●           Scalable growth technologies*
●           Inverted solar cells*
●           Materials for enhanced light collection via multi-exciton generation
●           Mixed layer and nano-crystalline cells
●           Solar paints
●           Transparent/semi-transparent cells
●           Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells
●           Accelerated and recyclable liftoff process
●           Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

Plan of Operation and Liquidity and Capital Resources

GPEC has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. GPEC plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of GPEC’s first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for GPEC to qualify its technologies at a manufacturing scale.  We believe that the best manner to do this is to develop our own technology development center in Ann Arbor, Michigan.   The principal function of the facility will be to demonstrate our ability to prototype our inorganic and organic solar cells utilizing our proprietary technologies.  In addition, we anticipate that advancements at the facility can attract other industry players to acquire early licenses to use GPEC intellectual property.  Finally, we believe that having a technology development center will allow us to obtain government funding from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which have interests in businesses that can deliver ultra lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications.

The technology development center can also make GPEC highly competitive to receive government grants to support GaAs and OPV research and development. A second revenue source is in joint development projects with existing solar cell manufacturers. The largest near-term opportunity will be in partnerships exploiting GaAs solar technology with existing GaAs cell manufactures in the space programs, military operations and other suitable end use. We anticipate that partnerships with one or more of these companies will be supported by the facility, and will result in early revenue opportunities.

We believe that the costs of establishing the facility will be approximately $5,500,000 and that it can be in place by first quarter 2014.

GPEC’s Plan of Operation is dependent upon its ability to raise additional capital to support its research and development operations.  Since its inception, GPEC has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining GPEC’s patent portfolio.  GPEC anticipates that it will need to raise approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development activities and patent prosecutions and to maintain its intellectual property portfolio.  The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

There can be no assurance that financing will be available to GPEC to fund its $18,000,000 budget, or, if available, that it will be on terms acceptable to GPEC.

Results of Operations

For the three months ended June 30, 2013 and June 30, 2012

Research and Development Expenses

Research and development expenses for the three months ended June 30, 2013 were $321,896, a 49.7% increase from $215,024 for the for the three months ended June 30, 2012.  The increase is attributable to additional funding we provided to the Universities pursuant to our research agreement.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $246,944 for the three months ended June 30, 2013, a 29.8% increase from $190,308 for the three months ended June 30, 2012.  The increase is attributable to an increase in the number of GPEC patents and number of applications being researched for GPEC technologies.

Salaries and Related Expenses

Salaries and related expenses consist of salaries and fringe benefits paid to GPEC were $412,037 for the three months ended June 30, 2013, a 21.5 % increase from $339,023 for the three months ended June 30, 2012.  The increase is attributable to the payout of deferred salaries during the three months ended June 20, 2013 and the costs associated with those salaries.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees and were $128,612 for the three months ended June 30, 2013, a 43.5% decrease from $227,572 for the three months ended June 30, 2012.  The decrease is primarily attributable to a decrease in traveling and consulting fees when compared to the prior period.

Net Loss

The net loss for the three months ended June 30, 2013 was ($24,498,925), a 1,134.8% increase from ($1,984,081) for the three months ended June 30, 2012.  The increased net loss is primarily attributable to an increase in stock based compensation from zero for the three months ended June 30, 2012 to $19,210,470 for the six months ended June 30, 2013 which resulted from stock awards granted to officers.

For the six months ended June 30, 2013 and June 30, 2012

Research and Development Expenses

Research and development expenses for the six months ended June 30, 2013 were $543,771, a 6.6% increase from $510,258 for the for the six months ended June 30, 2012.  The increase is attributable to the fluctuations in amounts spent on research contracts with the Universities.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $572,421 for the six months ended June 30, 2013, a 43.2% increase from $399,828 for the six months ended June 30, 2012.  The increase is attributable to the increase in patents and filings as compared to the prior period.

Salaries and Related Expenses

Salaries and related expenses consist of salaries and fringe benefits paid to GPEC were $537,296 for the six months ended June 30, 2013, a 21.0 % decrease from $679,885 for the six months ended June 30, 2012.  The decrease is attributable to a decrease in personnel.

Selling, General and Administrative Expenses

Selling, general and administrative expenses which consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, and traveling expenses were $310,001 for the six months ended June 30, 2013, a 14.2% decrease from $361,224 for the six months ended June 30, 2012.  The decrease is primarily attributable to a reduction in traveling.

Net Loss

The net loss for the six months ended June 30, 2013 was ($27,628,017), a 180.8% increase from ($9,838,012) for the six months ended June 30, 2012.  The increased net loss is primarily attributable to an increase in stock based compensation from $4,818,525 for the six months ended June 30, 2012 to $19,406,501 for the six months ended June 30, 2013 which resulted from stock awards granted to officers.

For the fiscal years ended December 31, 2012 and December 31, 2011

Research and Development Expenses

Research and development expenses for the fiscal year ended December 31, 2012 were $998,127, a 12.5% increase from $887,097 for the prior year.  The increase is due to additional funding to the Universities pursuant to the research agreement.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $1,345,743 for the fiscal year ended December 31, 2012, a 15.8% decrease from $1,597,642 for the prior year.  The decrease is attributable to the patent filings made a broad and their billing systems.

Salaries and Related Expenses

Salaries and related expenses consist of salaries and fringe benefits paid to GPEC and were $951,411 for the fiscal year ended December 31, 2012, a 45.1 % decrease from $1,731,634 in the prior year.  The decrease is attributable to the forgiveness of salaries as agreed upon in the separation agreement of two former employees.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees and were $622,451 for the fiscal year ended December 31, 2012, a 52.0% decrease from $1,297,954 in the prior year.  The decrease is primarily attributable to a decrease in legal expenses of approximately $400,000 and travel expenses of approximately $275,000 when compared to the prior year.

Net Loss

The net loss for the fiscal year ended December 31, 2012 was ($20,862,200), a 113.0% increase from ($9,795,116) in the prior year.  The increased net loss is primarily attributable to an increase in stock based compensation from $1,111,571 to $9,950,226 which resulted from stock awards granted to officers.

Recent Accounting Pronouncements

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

Stock-based compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing it offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years. The Company’s headquarter was formerly at 20 Trading Post Way, Medford Lakes, New Jersey 08055 in a 500 square foot space which was provided to GPEC free of charge by a spouse of GPEC’s officer.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

John D. Kuhns	63	Executive Chairman of the Board

Dean L. Ledger	65	Chief Executive Officer, Director

Robert J. Fasnacht	56	President, Director, Chief Operating Officer

Amy B. Kornafel	42	Chief Financial Officer and Secretary

Joey S. Stone	50	Senior Vice President of Corporate Development

John D. Kuhns, age 63, is the Executive Chairman of the Board of the Company and of GPEC. Mr. Kuhns became an investor in GPEC in 1999, and has served as a Director of GPEC since April of 2000. He was appointed to serve as Director of the Company on September 24, 2013. In the last 30 years, Mr. Kuhns has founded and completed five initial public offerings for renewable energy companies. Most recently in 2006 he founded China Hydroelectric Corporation (NYSE: CHC), China’s largest foreign-owned hydroelectric power company. China Hydro listed its shares on the New York Stock Exchange in January of 2010. Mr. Kuhns served as Chairman of the Board of China Hydro from 2006 until 2012. In 1988, Mr. Kuhns founded The New World Power Corporation (NASDAQ: NWPC), where he served as Chairman of the Board of directors. This company was the first wind farm company to go public. In 1981, Mr. Kuhns was also the founder of Catalyst Energy Corporation (NYSE: CE), one of the country’s most successful hydroelectric developers and recognized by Inc. Magazine as the nation's fastest growing public company in the five years from 1982 to 1987. Mr. Kuhns is the Chairman and CEO of Kuhns Brothers, an investment banking boutique and one of the oldest continually operating investment firms in the United States, tracing its origins to 1842. Mr. Kuhns is a graduate of the Harvard Business School (M.B.A., 1977), the University of Chicago (M.F.A. in Fine Arts, 1975) and Georgetown University (A.B., in Sociology and in Fine Arts, 1972), where he was captain of the varsity football team and is a member of the University's Athletic Hall of Fame. Mr. Kuhns was selected to serve originally as a Director of GPEC and now as a Director of the Company due in part to his comprehensive knowledge gained over the last 30 years in all aspects of the Green Energy field. He also has accumulated vast experience and understanding of all business aspects and competitive worldwide environment for solar power.

Dean L. Ledger, age 65, has served as a Director and senior executive of GPEC since its inception in 1994 and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK). From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972).

The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 56, is a director, President and Chief Operating Officer of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary. Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation. He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor. He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court. Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s Organic and Inorganic Photovoltaic Technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategic roll moving forward.

Amy B. Kornafel, age 42, is the Chief Financial Officer of GPEC since March 2005 and also serves as the Company’s Secretary. She was elected as the Chief Financial Officer and Secretary of the Company on September 24, 2013. From 2003 through 2005, Ms. Kornafel served as GPEC’s Controller. Previously Ms. Kornafel worked as a Consultant and Senior Financial Statement Assurance Auditor for Arthur Andersen LLP. From 1995 to 1997, Ms. Kornafel served as a tax accountant for Alloy, Silverstein, Shapiro, Adams, Mulford and Company. Ms. Kornafel’s experience includes extensive financial, accounting and audit experience with software, hardware, manufacturing, venture capital, bio-tech, development stage and retail enterprises. Ms. Kornafel is a graduate of Rutgers University (B.S., Accounting 1995).

Joey S. Stone, age 50, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We believe that two of our four directors, Robert J. Fasnacht and Dean L. Ledger, would not be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2012, the Board of Directors of GPEC had 4 board meetings in by conference telephone and took action by unanimous written consent 13 times.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. John D. Kuhns serves as the Executive Chairman of our Board, and Mr. Robert J. Fasnacht serves as the President of the Company.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Agreement, the size of the Company’s management team was increased in order to manage our expanded operations, risks and resources.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On September 24, 2013, Mr. Christopher Conley, a shareholder, director and chief executive officer of GPEC, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of common stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

                During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by GPEC to GPEC’s Chief Executive Officer and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of GPEC on December 31, 2012 for each of the two fiscal years of GPEC ended December 31, 2011 and December 31, 2012.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2012	$462,500	$3,936,000	$-	$4,398,500
Chief Executive Officer, President, COO and Director of GPEC	2011	$275,000	-	$-	$275,000

Robert J. Fasnacht (2)	2012	$260,416	$1,537,500	$-	$1,797,916
Executive Vice President, General Counsel and Secretary of GPEC	2011	$240,000	-	$-	$240,000

Amy B. Kornafel (3)	2012	$163,750	$1,230,000	$-	$1,393,750
CFO and Treasurer of GPEC	2011	$113,000	-	$-	$113,000

(1)
Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. The Company issued Dean Ledger 3,200,000 shares for services during 2012.

(2)
Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht has been Executive Vice President, General Counsel and Secretary of GPEC since 2011. The Company issued Robert Fasnacht 1,250,000 shares for services during 2012.

(3)
Ms. Amy B. Kornafel was appointed as our Chief Financial Officer and Secretary on September 24, 2013. Ms. Kornafel has been Chief Financial Officer and Treasurer of GPEC since March 2005. The Company issued Amy Kornafel 1,000,000 shares for services during 2012.

Employment Agreement of the Executive Officers and Directors

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns is being employed as Executive Chairman of the Board of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Kuhns is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of September 24, 2013, and by the officers and directors, individually and as a group immediately following the Share Exchange Transaction. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Office	Shares Beneficially Owned(1)	Percent of Class(2)

Officers and Directors

Dean L. Ledger	CEO, Director	1,051,023(3)	2.48%
9290 East Thompson Peak Pkwy
Unit 134
Scottsdale, AZ 85255

John D. Kuhns	Executive Chairman	1,035,023(4)	2.44%
558 Lime Road
Lakeville, CT 06039

Robert J. Fasnacht	Director, President, and COO	1,017,023	2.40%
6062 N. Lafayette Lane
Coeur d’Alene, ID 83815

Joey S. Stone	Senior Vice President of Corporate Department	486,911	1.15%
432 Plantation Crest Court
Baton Rouge, LA 70810

Amy B. Kornafel	CFO, Secretary	506,911(5)	1.20%
204 Chippewa Trail
Medford Lakes, NJ 08055

All officers and directors as a		4,096,891(6)	9.66%
group (5 persons)

5% Securities Holders
Ronald B. Foster		24,941,000(7)	45.48%
GPEC Holdings, Inc.		15,500,640	36.58%

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2)
Based on 42,373,277 shares of the Company’s common stock outstanding after giving effect to the Share Exchange Transaction and a 1.2-for-1 forward split of the Common Stock deemed as effective as of September 23, 2013.

(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(5)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes an aggregate of 72,000 shares which may be acquired upon exercise of immediately exercisable options.
(7)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of: (i) 500,000,000 shares of common stock, par value $0.0001 per share, of which there are 42,373,277 shares issued and outstanding as of the date of this prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 1 share is issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

As of the date of this Current Report, there were 42,373,277 shares of Common Stock issued and outstanding.

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

Preferred Stock

We do not have any authorized Preferred Stock.

Warrants

Immediately after the Share Exchange Transaction, there were warrants to purchase a total of 19,013,283 shares of our Common Stock issued and outstanding. Each Warrant shall be exercisable at any time and from time to time as provided in the Warrant. The exercise prices of the outstanding warrant range from $5.00 to $17.50 per share.

Call Right.  The Company has the right to call the exercise of all or any remaining portion of each Warrant, if (i) the Volume Weighted Average Price (“VWAP”) of the Common Stock is no less than $5.00 per share during any ten (10) consecutive trading days, (ii) the average trading volume of the Company’s Common Stock during any ten (10) consecutive trading days is at least $100,000 per day, and (iii) all shares of Common Stock for which such Warrant is exercisable are registered for resale by the holder of such Warrant (the “Call Conditions”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Piggy-back Registration Rights.  The Company granted piggy-back registration rights to holders of the Warrants, where the Company will be obligated to include in a registration statement the shares of Common Stock which are issuable upon exercise of the Warrants, where the Company prepares to file with the Securities and Exchange Commission (the “Commission”) relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Options

Immediately after the Share Exchange Transaction, there are options to purchase a total of 105,000 shares of our Common Stock issued and outstanding. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Markets OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name .

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of the date of this Current Report, there were 42,373,277 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 84 shareholders of record of our Common Stock.

Transfer Agent and Registrar

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Universal Technology Systems Corp. Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K/A for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

Share Exchange Transaction

Pursuant to the Share Exchange Agreement, on September 24, 2013, we issued 15,500,640 shares of our Common Stock to the GPEC Stockholder, in exchange for 100% of the outstanding shares of GPEC. Also pursuant to the Share Exchange Agreement, we issued the following securities in the Share Exchange Transaction:

(i) a total of 5,780,500 shares of Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock to holders of GPEC Series A Preferred as a result of the automatic conversion of the GPEC Series A Preferred;

(ii) a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock to holders of the GPEC Bridge Notes as a result of the automatic conversion of the GPEC Bridge Notes;

(iii) warrants to purchase 1,875,783shares of Common Stock to holders of all of the issued and outstanding GPEC Warrants as in consideration for the cancellation of the GPEC Warrants pursuant to the terms and conditions thereof; and

(iv) options to purchase 105,000 shares of Common Stock to holders of all of the issued and outstanding GPEC Options in consideration for the cancellation of the GPEC Options pursuant to the terms and conditions thereof.

The above referenced securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) of the Securities Act of 1933 to issue the Company’s securities in the Share Exchange Transaction.

September 22, 2013 Private Placement of Company Common Stock

On September 22, 2013 the Company accepted subscriptions in aggregate gross proceeds of $5,049 to purchase an aggregate of 5,049,113 shares of Common Stock (or 6,058,936 shares after given effect to the Forward Split) to, seven persons, including three of the Company’s four directors (including the Company’s Chief Executive Officer and Chief Operating Officer) as well as the Chief Financial Officer and Chief Financial Officer and Senior Vice President of Corporate Development. The shares were issued pursuant to separate Subscription Agreements between the Company and each purchaser.

The above referenced Common Stock was not registered under the Securities Act. We relied on exemptions under Section 4(2) of the Securities Act to issue the Common Stock.

July 2013 Private Placement of GPEC Bridge Notes

In July 2013 GPEC accepted subscriptions from, and issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $11,357,000. The convertible notes were issued pursuant to separate Subscription Agreements with the purchasers. GPEC received an aggregate of $11,357,000 in gross proceeds for the issuance of the convertible notes.

The above referenced convertible notes were not registered under the Securities Act. GPEC relied on exemptions under Section 4(2) of the Securities Act to issue the convertible notes

In connection with the Share Exchange Transaction, on September 24, 2013 the convertible notes together with the accrued interest were automatically converted into a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock of the Company.

Item 5.01 Changes in Control of Registrant.

On September 24, 2013, Christopher Conley (“Conley”), a majority shareholder of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement,” such transaction, the “Purchase Transaction”) with GPEC, pursuant to which Conley sold to GPEC 9,000,000 shares of Common Stock of the Company (the “Control Shares”) for $249,000. GPEC used the proceeds of the Bridge Financing for the acquisition of the Control Shares. Immediately after the Purchase Transaction on September 24, 2013, the acquired Control Shares were cancelled.

Simultaneously with the consummation of the Purchase Transaction, the Company consummated the Share Exchange Transaction with GPEC and the GPEC Stockholder, whereby the GPEC Stockholder received an aggregate of 15,500,640 shares of the Company’s Common Stock in exchange for the assignment to the Company of 100% of the equity interests of GPEC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective immediately prior to the closing of the Share Exchange Agreement on September 24, 2013, Chris Conley, our former Chief Executive Officer, President and Director, resigned from each of her positions as a director and officers of the Company.

Also effective immediately prior to the closing of the Share Exchange Transaction on September 24, 2013, (i) John D. Kuhns was appointed as the Executive Chairman of the Board of Directors of the Company, (ii) Dean L. Ledger was appointed as a Director, Chief Executive Officer of the Company, (iii) Robert J. Fasnacht was appointed as a Director, President, Chief Operating Officer of the Company, (iv) David Wm. Boone was appointed as a Director  of the Company, (v) Amy B. Kornafel was appointed as Chief Financial Officer and Secretary of the Company, and (vi) Joey S. Stone was appointed as Senior Vice President of Corporate Department of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On September 24, 2013, the Company adopted the fiscal year end of GPEC, as the accounting acquirer, of December 31 as a result of the Share Exchange Transaction consummated on September 24, 2013. The Share Exchange Transaction is accounted for as a reverse merger and recapitalization with the acquired company, GPEC, becoming the acquirer in this transaction.

Item 5.06 Change in Shell Company Status.

As a result of the Share Exchange Transaction as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01 Other Events.

On September 24, 2013 the directors of the Company unanimously approved the 2013 Universal Technology Systems Corp. Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of GPEC as of December 31, 2012 and for the years ended December 31, 2011 and December 31, 2012 and the unaudited financial statements of GPEC as of June 30, 2013 and June 30, 2012 and for the six months then ended are appended to this report beginning on page F-1.

(b) Pro Forma Financials.

The unaudited pro forma balance sheet and statement of operations of the Company and GPEC and notes thereto are appended to this report beginning on page F-30.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
2.1	Share Exchange Agreement dated as of September 24, 2013 by and among the Company, GPEC and the GPEC Stockholder.**
4.1	Form of Warrant to Purchase Common Stock of the Company issued pursuant to the Conversion of Series A Preferred Stock.*
4.2	Form of Warrant to Purchase Common Stock of the Company issued pursuant to the Conversion of the Bridge Note.*
4.3	Form of Warrant to Purchase Common Stock of the Company issued pursuant to the Exchange of Warrant held by holders of Global Photonic Energy Corporation.
4.4	Form of Option to Purchase Common Stock of the Company issued pursuant to the Share Exchange Transaction.*
10.1
Form of Subscription Agreement between the Company and certain purchasers and schedule of purchasers setting forth the number of shares of the Company’s common stock purchased by each purchaser on September 24, 2013.*

10.2	2013 Universal Technology Systems Corp. Equity Incentive Plan.*
10.3	Form of Employment Agreement between the Company and John D. Kuhns, as amended, dated October 1, 2013.**
10.4	Form of Employment Agreement between the Company and Dean L. Ledger, as amended, dated October 1, 2013.**
10.5	Form of Employment Agreement between the Company and Robert J. Fasnacht, as amended, dated October 1, 2013.**
10.6	Form of Research Agreement, dated May 1, 1998, between GPEC and University of Southern California.**
10.7#	Form of The University of Southern California Research Agreement, dated January 1, 2006.**
10.8	Form of a Letter Agreement, dated April 16, 2009, between GPEC and USC.**
10.9	Form of The University of Southern California, Princeton University, Global Photonic Energy Corporation Amended License Agreement, dated May 1, 1998.**
10.10
Form of Amendment No. 1 to the Amended License Agreement by and among Princeton University, The University of Southern California, the Regents of the University of Michigan and GPEC, dated May 15, 2006.**

# Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.
 * Filed with the SEC on the Company’s Current Report on Form 8-K, dated September 30, 2013.
** Filed with the SEC on the Company’s Current Report on Form 8-K/A No.1, dated November 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	NanoFlex Power Corporation

	By:	/s/ Robert J. Fasnacht
Name: Robert J. Fasnacht
Title: President and Chief Operating Officer

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31,  2012 AND 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Global Photonic Energy Corporation
(a development stage company)
Bala Cynwyd, Pennsylvania

We have audited the accompanying balance sheets of Global Photonic Energy Corporation (a development stage company) (the “Company”) as of December 31, 2012 and December 31, 2011, and the related  statements of expenses, stockholders’ equity (deficit) and cash flows for each of the years then ended . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and December 31, 2011, and the results of its operations and its cash flows for each of the years the ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 20, 2013, except for Notes 7 and 11, as to which the date is September 24, 2013

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$344,656	$14,587
Prepaid insurance	26,429	13,697
Total Current Assets	371,085	28,284
PROPERTY AND EQUIPMENT, net	4,644	3,938

TOTAL ASSETS	$375,729	$32,222

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,003,352	$1,701,867
Accrued expenses	413,828	406,708
Accrued payroll	854,130	923,230
Accrued interest	530,502	179,764
Short-term debt, net of unamortized discounts of $633,397 and $0	4,342,079	1,999,103
Short-term debt - related party, net of unamortized discounts of $32,742 and $106,971	500,000	2,967,258
Total Current Liabilities	7,643,891	8,177,930
LONG-TERM DEBT, net of unamortized discounts of $0 and $1,141,973	-	25,000
TOTAL LIABILITIES	7,643,891	8,202,930

STOCKHOLDERS' DEFICIT:
Preferred stock, no par value; 20,000,000 authorized; 45,000 designated Series A Convertible Preferred Stock, no par value; 4,100 shares issued and outstanding	4,100,000	-
Class A common stock, no par value; 100,000,000 shares authorized; issued and outstanding 57,409, 544 and 26,554,111	120,656,126	102,991,380
Class B common stock, no par value; 5,000,000 shares authorized, 500,000 shares issued and outstanding	1,000,000	1,000,000
Deficit accumulated during development stage	(133,024,288)	(112,162,088)
Total Stockholders' Deficit	(7,268,162)	(8,170,708)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$375,729	$32,222

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF EXPENSES

			February 7,
			1994 (inception)
	December 31,		to December 31,
	2012	2011	2012
			(Unaudited)
OPERATING EXPENSES:
Research and development	$998,127	$887,097	$10,067,200
Research and development -stock based compensation	-	-	3,623,294
Patent application and prosecution fees	1,345,743	1,597,642	10,658,895
Salaries and related expenses	951,411	1,731,634	14,780,964
Stock-based compensation	9,950,226	1,111,571	30,881,082
Selling, general, and administrative expenses	622,451	1,297,954	6,134,360
Depreciation and amortization	1,412	706	5,886
Total Operating Expenses	13,869,370	6,626,604	76,151,681
LOSS FROM OPERATIONS	13,869,370	6,626,604	76,151,681
OTHER EXPENSE (INCOME):
Gain on lawsuit settlement	-	(268,187)	(268,187)
Interest expense	4,582,324	1,171,790	14,638,292
Interest income	-	-	(349,162)
Loss on extinguishment of debt	2,410,506	2,264,909	43,025,058
Total Other Expense	6,992,830	3,168,512	57,046,001
LOSS BEFORE INCOME TAX BENEFIT	(20,862,200)	(9,795,116)	(133,197,682)
Income tax benefit	-	-	173,394
NET LOSS	$(20,862,200)	$(9,795,116)	$(133,024,288)
NET LOSS per share (basic and diluted)	$(0.52)	$(0.43)	n/a
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	40,395,528	22,922,987	n/a

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
February 7, 1994 (inception) through December 31, 2012 with February 7, 1994 (inception) through December 31, 2009 as unaudited

							Deficit
							Accumulated
							During	Total
	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Development	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Stage	Deficit

Issuance of stock at inception- February 7, 1994	-	$-	6,000,000	$6,000	-	$-	$-	$6,000
Sale of stock, net of offering expenses	-	-	8,451,086	16,569,910	-	-	-	16,569,910
Issuance of stock and warrants for services	-	-	100,000	15,404,022	-	-	-	15,404,022
Issuance of stock for license agreements	-	-	200,000	400,000	500,000	1,000,000	-	1,400,000
Class A warrants issued for loan modification	-	-	-	2,204,783	-	-	-	2,204,783
Common shares and warrants issued for debt	-	-	1,000,000	3,854,453	-	-	-	3,854,453
Exercise of Class A common stock warrants	-	-	2,990,625	1,170,150	-	-	-	1,170,150
Net Loss	-	-	-	-	-	-	(44,246,660)	(44,246,660)
Balances, December 31, 2008	-	-	18,741,711	39,609,318	500,000	1,000,000	(44,246,660)	(3,637,342)
Common shares and warrants issued for debt	-	-	20,000	60,000	-	-	-	60,000
Exercise of warrants	-	-	50,000	25,000	-	-	-	25,000
Stock and warrants issued as compensation	-	-	1,000	1,353,740	-	-	-	1,353,740
Class A warrants issued with debt	-	-	-	2,912,792	-	-	-	2,912,792
Class A warrants issued for loan modification	-	-	-	11,901,557	-	-	-	11,901,557
Net Loss	-	-	-	-	-	-	(19,625,916)	(19,625,916)
Balances, December 31, 2009	-	-	18,812,711	55,862,407	500,000	1,000,000	(63,872,576)	(7,010,169)

Class A common shares repurchased	-	-	(20,000)	(60,000)	-	-	-	(60,000)
Sale of common shares and warrants	-	-	50,000	100,000	-	-	-	100,000
Class A warrants issued for services	-	-	-	6,538,628	-	-	-	6,538,628
Class A warrants issued with debt	-	-	-	3,167,513	-	-	-	3,167,513
Class A warrants issued for loan modification	-	-	-	24,243,303	-	-	-	24,243,303
Common shares and warrants issued for debt	-	-	2,276,250	4,685,563	-	-	-	4,685,563
Beneficial conversion feature on converted debt	-	-	-	169,486	-	-	-	169,486
Net Loss			-	-	-	-	(38,494,396)	(38,494,396)
Balances, December 31, 2010			21,118,961	94,706,900	500,000	1,000,000	(102,366,972)	(6,660,072)

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
February 7, 1994 (inception) through December 31, 2012 with February 7, 1994 (inception) through December 31, 2009 as unaudited

							Deficit
							Accumulated
							During	Total
	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Development	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Stage	Deficit

Class A common shares issued for cash	-	-	1,360,000	1,370,000	-	-	-	1,370,000
Sale of common shares and warrants in PPM	-	-	1,350,000	2,438,602	-	-	-	2,438,602
Class A warrants issued for services	-	-	-	1,111,571	-	-	-	1,111,571
Class A warrants issued with debt	-	-	-	337,693	-	-	-	337,693
Class A warrants issued for loan modification	-	-	-	2,110,865	-	-	-	2,110,865
Class A warrants issued for Kenyon settlement	-	-	-	114,249	-	-	-	114,249
Common shares and warrants issued for debt	-	-	400,000	800,000	-	-	-	800,000
Class A shares issued for warrant exercise	-	-	150,000	1,500	-	-	-	1,500
Class A shares issued for warrant exchange with related parties	-	-	2,175,150	-	-	-	-	-
Net Loss	-	-	-	-	-	-	(9,795,116)	(9,795,116)
Balances, December 31, 2011	-	$-	26,554,111	$102,991,380	500,000	$1,000,000	$(112,162,088)	$(8,170,708)

Sale of common shares and warrants in PPM	-	-	216,250	428,500	-	-	-	428,500
Class A warrants issued for services	-	-	14,942,500	9,402,381	-	-	-	9,402,381
Class A common shares issued for warrant exercise	-	-	6,414,700	1,515,529	-	-	-	1,515,529
Class A common shares issued for warrant exchange	-	-	2,316,983	-	-	-	-	-
Class A common shares and warrants issued for debt conversions	-	-	157,500	289,975	-	-	-	289,975
Class A common shares issued for loan extensions	-	-	1,817,500	2,235,525	-	-	-	2,174,025
Class A common shares issued with debt	-	-	990,000	515,802	-	-	-	515,802
Class A shares issued with related-party debt	-	-	4,000,000	2,206,278	-	-	-	2,206,278
Series A convertible preferred stock issued for debt conversion	4,000	4,000,000	-	-	-	-	-	4,000,000
Series A convertible preferred stock issued for cash	100	100,000	-	-	-	-	-	100,000
Class A warrants issued for loan extensions	-	-	-	155,006	-	-	-	155,006
Class A warrants issued with nonconvertible debt	-	-	-	310,732	-	-	-	310,732
Class A warrants issued for services	-	-	-	465,533	-	-	-	465,533
Class A warrants issued for warrant exchange	-	-	-	57,173	-	-	-	57,173
Class A options issued for services				82,312				82,312
Net Loss	-	-	-	-	-	-	(20,862,200)	(20,862,200)

Balances, December 31, 2012	4,100	$4,100,000	57,409,544	$120,656,126	500,000	$1,000,000	$(133,024,288)	$(7,268,162)

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CASH FLOWS

			February 7,
			1994 (inception)
	December 31,		to December 31,
	2012	2011	2012
			(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,862,200)	$(9,795,116)	$(133,024,288)
Adjustments to reconcile net loss to net cash used in operating activities
Class A and B common shares issued for license agreements	-	-	1,400,000
Class A warrants issued for legal settlement	-	(268,187)	(268,187)
Depreciation expense	1,412	706	24,764
Amortization of debt discounts	3,653,530	766,454	12,130,284
Stock-based compensation	9,950,226	1,111,571	34,358,187
Class A warrants issued for warrant exchange	57,173	-	57,173
Interest expense from convertible debt converted to warrants	-	-	133,063
Loss on extinguishment of debt	2,410,506	2,264,909	43,025,058
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(12,732)	(414)	(26,429)
Accounts payable and accrued expenses	(409,757)	1,143,016	3,184,248
Net Cash Used in Operating Activities	(5,211,842)	(4,777,061)	(39,006,127)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(2,118)	-	(29,408)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of Class A common shares and warrants	1,515,529	1,500	2,712,179
Proceeds from sale of Class A common shares and warrants	428,500	3,808,602	20,913,012
Proceeds from issuance of preferred stock	100,000	-	100,000
Advances from related party	-	500,000	500,000
Advances paid to related party	-	(500,000)	(500,000)
Borrowings on convertible debt	-	-	792,500
Borrowings on debt	2,300,000	1,025,000	17,037,500
Borrowings on debt – related party	2,130,000	1,750,000	4,205,000
Principal payments on debt	(300,000)	(1,870,000)	(5,750,000)
Principal payments on debt – related party	(630,000)	-	(630,000)
Net Cash Provided by Financing Activities	5,544,029	4,715,102	39,380,191

NET INCREASE (DECREASE) IN CASH	330,069	(61,959)	344,656
CASH AT BEGINNING OF YEAR	14,587	76,546	-
CASH AT END OF YEAR	$344,656	$14,587	$344,656

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$709,685	$423,938	$1,887,589
Cash paid for income tax	-	-	10,248
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Class A common shares repurchased	-	-	60,000
Preferred shared issued for debt conversion	4,000,000	-	4,000,000
Class A warrants issued for legal settlement	-	114,249	114,249
Class A warrants issued with debt	826,534	337,693	7,244,532
Class A warrants issued with related party debt	2,206,278	-	2,206,278
Class A common shares and warrants issued for debt	270,000	800,000	9,536,953
Beneficial conversion feature on converted debt	-	-	169,486

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1.	BACKGROUND, RESEARCH AND LICENSE AGREEMENTS

Background -

Global Photonic Energy Corporation was incorporated in Pennsylvania on February 7, 1994.  The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology.

The technology is targeted at certain broad applications including 1) mobile electronic device power, 2) electric vehicle (EV) charging or “power paint”, 3) semi-transparent solar power generating windows or glazing and 4) traditional off-grid and grid-connected solar power generation.  Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Sponsored Research Agreement -

Research and development of the Technology is being conducted at the University of Southern California (“USC”) and, on a subcontractor basis, at the University of Michigan, beginning 2006 and currently under a 5-year Sponsored Research Agreement dated May 1, 2009.  During this period, the Company has agreed to pay USC up to $6,338,341 for work to be performed.  From May 1, 2009 through December 31, 2012, the Company paid and expensed $2,689,570.

License Agreement -

The Company possesses an exclusive worldwide license and the right to sublicense any and all inventions and intellectual property resulting from the Company’s research agreements.  Royalties due under the agreement are 3% of revenues from sublicensing technology and 23% of revenues from any patent rights lawsuit proceeds.

Minimum royalties are as follows:

Year ended December 31, 2013	$50,000
2014	65,000
2015	75,000
2016	100,000
2017	100,000

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Impairment of long-lived assets - The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. The significant estimates relate useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Credit Risk

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Development Stage Company

The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2012 and 2011, the Company had no deferred development costs.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

New Accounting Pronouncements

No recent accounting pronouncements are expected to have a material impact on the Company’s financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

3.	GOING CONCERN

The Company has no revenues and an accumulated deficit of $132,941,976.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing, short term financing from private parties, and advances from related parties.

4.	RELATED PARTY TRANSACTIONS

During 2012 and 2011, the Company borrowed $2,130,000 and 1,750,000, respectively from a majority shareholder.  These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares. The relative fair value of these shares was determined to be $2,206,278 and it was recorded as a debt discount. The full discount was amortized to interest expense during 2012. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. The Company evaluated the amendment under FASB ASC 470-50 and determined that the modification was not substantial. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred stock (see Note 8). As of December 31, 2012, the Company has a balance of $500,000 net discount due to related parties.

Additionally in 2012, the Company recorded amortization of debt discount on related party debt totaling $2,239,020.

5.	NOTES PAYABLE

Convertible notes -

In 2012 and 2011, the Company did not borrow any funds with convertible notes.

Non-Convertible notes -

During 2012, the Company borrowed $2,300,000 at interest rates ranging from 5% - 45% per annum. In connection with these borrowings, the Company issued 327,500 warrants and 990,000 common shares. The warrants are exercisable at prices ranging from $0.01 - $2.40, vested immediately and have a term of 5 years. The relative value calculated on the warrants issued was $310,732 and has been recorded as a note discount. The warrants were fully amortized during the year.  In addition, the Company issued 990,000 common shares with a relative value of $515,802. The relative value was recorded as a discount on the notes and amortized over the life of the notes. The amortization of debt discount related to the common shares for 2012 is $470,433, leaving an unamortized discount of $45,369.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

5.	NOTES PAYABLE, (continued)

During 2011, the Company borrowed $25,000 at an interest rate of 5% per annum and $1,000,000 at an interest rate of 12% per annum.  In connection with these borrowings, 412,500 warrants were issued as additional consideration.  The warrants are exercisable at $0.01, vest immediately and have a term of 5 years.  The relative value calculated on the warrants issued with debt was $337,693 and has been recorded as a discount on the notes.  The discount is amortized over the term of the note.  The amortization of the debt discount related to these warrants for 2011 is $9,634, leaving an unamortized discount of $328,059. The amortization of debt discount related to these warrants for 2012 is $328,007, leaving an unamortized discount of $52.

During 2010, the Company borrowed $3,962,500 with interest rates ranging from 5% - 13% per annum.  3,603,750 warrants were issued as additional consideration. The warrants are exercisable at $0.01 to $3.00, vest immediately, and have a term of 5-10 years. The relative fair value calculated on the warrants issued with debt was $2,529,104 and has been recorded as a discount on the notes. The discount is amortized over the term of the note. The amortization of the debt discount related to these warrants in 2012 is $305,338, leaving an unamortized discount of $0.

During 2012, a total of $270,000 in notes were converted into a total of 157,500 common shares and 125,000 warrants. The Company recognized a loss on debt extinguishment of $19,975 in conjunction with these conversions.

During 2011, a total of $800,000 in notes were converted into a total of 400,000 common shares and 400,000 warrants. The relative fair value of the warrants issued is $319,703.

Debt Extensions -

At December 31, 2012, the maturity date on an aggregate of $3,325,000 of outstanding debt was extended an additional 3 to 6 months. In connection with the extensions, the Company issued 1,817,500 Class A common shares and 500,000 Class A warrants. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The Company evaluated the modifications under FASB ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $2,235,525 and the fair value of the warrants was determined to be $155,006 resulting in a total loss on the extinguishment of debt due to debt extensions of $2,390,531.

During 2011, the Company issued 805,000 stock warrants to extend repayment terms of their short term borrowings dating from 2009 and 2010.  The loans were modified to extend the maturity date an additional 6 months from the original maturity date.  The Company evaluated the modifications under FASB ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the warrants issued was $1,347,339 and was written off as loss on extinguishment of debt.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

5.	NOTES PAYABLE, (continued)

The fair values of the warrants were calculated using the Black-Scholes option-pricing model with the following assumptions:

Assumption	2012	2011
Expected Volatility	98%-111%	97.0%-99.0%
Expected term (years)	2-14	5-14
Risk-free interest rate	0.74%-2.01%	2.13%-3.81%
Expected dividend yield	-	-

6.	STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan –

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants.   The Plan provides for the granting of a maximum of 2,000,000 options to purchase Class A common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years. A summary of activity in regards to options at December 31, 2012 is as follows:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 2009	2,000,000	$2.37
Forfeited	(1,045,000)	2.60
Outstanding at December 31, 2010	955,000	$2.13
Forfeited	(25,000)	2.50
Outstanding at December 31, 2011	930,000	$2.12
Granted	75,000	2.00
Forfeited	(320,000)	2.01
Outstanding at December 31, 2012	685,000	1.94
Exercisable	685,000	1.94

The weighted average remaining contractual lives for options outstanding as of December 31, 2012 and 2011 was approximately 3-10 years. The exercise price of these options range from $2.00 to $3.00. The intrinsic value of the options as of December 31, 2012 is $0.00.

A total of 75,000 options were issued for services in 2012. The exercise price of the options is $2.00. The term of the options is 10 years. These options are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $82,312 was expensed in 2012.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS, (continued)

A summary of activity in regards to warrants at December 31, 2012 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2009	31,688,108	$3.25
Granted	17,994,916	2.62
Exercised	-	-
Forfeited	(244,600)	3.08
Outstanding at December 31, 2010	49,438,424	3.08
Granted	4,692,250	1.53
Exercised	(150,000)	0.01
Forfeited	(18,813,716)	3.40
Outstanding at December 31, 2011	35,166,958	$2.72
Granted	3,325,750	1.91
Exercised	(6,414,700)	0.90
Cancelled	(19,825,092)	3.10
Forfeited	(2,425,000)	3.04
Outstanding at December 31, 2012	9,827,916	2.78
Exercisable	9,827,916	2.78

The following table summarizes stock warrants outstanding at December 31, 2012 by the exercise price:

December 31,
Exercise Price	2012
$0.01	18,750
$1.00	392,000
$2.00 – 3.50	9,417,166
9,827,916

The weighted average remaining contractual life for warrants outstanding as of December 31, 2012 and 2011 is two to fourteen years. The exercise price of these warrants range from $0.01 to $3.50. The intrinsic value of the warrants as of December 31, 2012 is $113,035.

A total of 417,000 warrants were issued for services in 2012. The exercise price of the warrants ranges from $1.00 to $2.40. The terms of the warrants ranges from 5-10 years. These warrants are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $465,533 was expensed in 2012.

During 2012, 117,000 warrants were granted in exchange for 105,300 previously granted warrants. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The Company determined the fair value of the warrants on the grant date and the fair value of the cancelled warrants and recorded an expense for the incremental increase in the fair value of the equity award. The incremental increase in the fair value that was expensed totaled $57,173.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS, (continued)

A total of 835,000 warrants were granted for services in 2011. The exercise prices of the warrants range from $0.01 to $3.50.  The terms of the warrants range from 5-10 years.  These warrants are fully vested and non-forfeitable upon issuance, accordingly, the total fair value of $723,275 was expensed in 2011.

A total of 2,610,000 warrants were granted for services in 2010. The exercise prices of the warrants range from $0.01 to $3.50.  The terms of the warrants range from 3-10 years.  2,110,000 of these warrants were fully vested and non-forfeitable upon issuance, accordingly, the total fair value of $5,988,359 was expensed in 2010.  The remaining 500,000 warrants vested 25% immediately and 25% each year for three years. Each tranche was valued separately and is being straight lined over the vesting period. As a result, $550,269 was expensed in 2010 and $388,296 expensed in 2011.

During 2012, the Company canceled a total of 15,269,792 warrants in exchange for 2,316,983 common shares. This transaction qualified as a modification of a previous award. The change in fair value due to the modification was a decrease; thus, there was no additional expense recorded.

7.	COMMON STOCK

During 2012, Global sold 212,250 units at $2.00 per unit for $424,500.  Each unit consisted of one common share and one warrant. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The relative fair value of the warrants was determined to be $146,231.

During 2012, Global sold 4,000 Class A common shares at $1.00 for $4,000.

During 2012, the Company issued an aggregate of 14,942,500 to officers as compensation of which 10,550,000 have the following vesting terms, 1/4 immediately upon issuance, 1/4 will be released upon one year from the effective date, and 1/4 will be released upon two years, the last 1/4 will be released after three years completion from the effective date. The other 4,392,500 shares vest immediately. The fair value of the shares was determined to be $9,402,381 and was recognized as stock-based compensation 2012.

During 2012, the Company issued an aggregate of 2,316,983 common shares and 372,000 warrants in exchange for 15,269,792 previously granted warrants (see Note 6).

During 2012, 6,414,700 common shares were issued for the exercise of warrants for cash proceeds of $1,515,529.

During 2012, 157,500 common shares were issued for the conversion of debt (see Note 5), 1,817,500 common shares were issued for loan extensions (see Note 5), 990,000 common shares were issued with debt (see Note 5) and 4,000,000 common shares were issued with related party debt (see Note 4).

During 2011, Global sold 1,350,000 units at $2.00 per unit for $2,700,000 net of $261,398 in finders’ fees for total net proceeds of $2,438,602.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

7.	COMMON STOCK, (continued)

In addition, the Company sold 1,350,000 common shares at $1.00 per share, and 10,000 common shares at $2.00 per share for total net proceeds of $1,370,000.

During 2010, Global sold 50,000 units at $2.00 unit for $100,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.40 per share.

8.	PREFERRED STOCK

During 2012, the Company authorized 20,000,000 preferred shares and 45,000 were designated as Series A Convertible Preferred shares. The Series A shares contain voting rights, accrue dividends at 8% per annum and the Company has the right to force the conversion of all preferred shares into Class A common stock upon an initial public offering (“IPO”). In the event that an IPO has not occurred prior to December 31, 2018, holders of a majority of preferred shares shall have the right to elect a majority of the Board of Directors.

During 2012, a shareholder converted $4,000,000 of his debt into 4,000 shares (see Note 4). On October 16, 2012, an investor purchased 100 shares for $100,000.

9.	COMMITMENTS AND CONTINGENCIES

On April 26, 2012, the Company entered into an agreement with Sherwin Seligsohn, a former Officer and Director and Scott Seligsohn. Sherwin Seligsohn is the holder of the 500,000 outstanding shares of Class B common stock. Under the terms of the agreement, the 500,000 outstanding shares of Class B common stock will automatically convert into 500,000 shares of Class A common stock if the Company raises $5,000,000 in equity financing within one year from the date of this agreement. In addition, the Company agreed not to issue any additional shares of Class B common stock.

The Company leases office space in Idaho under month-to–month leases.   Total rent expense during 2012 and 2011 was $15,608 and $13,388, respectively.

Litigation –

The Company was involved in a dispute with its former patent attorney law firm, Kenyon & Kenyon.  During 2011, the Company settled for $625,000 in cash and 100,000 warrants. The Company recognized $114,249 as the fair value of on the warrants and recorded a gain on settlement of debt for a total of $268,187.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

10.	INCOME TAXES

The Company has incurred losses since inception.  As of December 31, 2012, the Company has net operating loss carry-forwards of approximately $38,500,000 that begin to expire in 2016.  The components of the deferred tax assets consist of the following:

	December 31,
	2012	2011
Net operating losses	$14,700,000	$13,100,000
Less: valuation allowance	(14,700,000)	(13,100,000)
Net deferred tax assets	$-	$-

A valuation allowance was established for all the net deferred tax assets because realization is not assured.

11.	SUBSEQUENT EVENTS

During 2013, a majority shareholder purchased 1,155 Series A Convertible Preferred shares for $1,050,000 in cash and conversion of interest payable of $105,000.

During 2013, the President of the Company advanced $240,000 to the Company. The advances are unsecured, non-interest bearing and due on demand

During 2013, the Company converted $230,000 of short term debt.  The private investors received 224,900 shares of the Company's Class A common stock for retirement of the debt.

During 2013, the Company issued 1,430,000 shares of Class A common stock to extend $1,400,000 in short term debt.

During 2013, the Company issued 300,350 shares of Class A common stock in connection with warrant exercises.  The warrants were exercised between $.01 and $1.00 per share. The Company received $176,819 in proceeds for the 325,250 warrant exercises.

During 2013, the Company issued an aggregate of 14,383,893 Class A commons shares to officers as compensation. The shares vest immediately.

During 2013, the Company issued 75,000 Class A commons shares for consulting services. The shares vest immediately.

During 2013, the Company issued an aggregate of 867,760 Class A common shares to note holders as additional interest.

During 2013, the Company issued 1,800,000 Class A common shares to a third party note holder. These shares were issued in accordance to the default terms of the 2010 and 2011 notes.

During 2013, the Company issued an aggregate of 596,500 Class A common shares to certain warrant holders as additional interest.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

11.	SUBSEQUENT EVENTS, (continued)

During 2013, the Company modified $2,432,500 of its outstanding short term debt whereby the notes become convertible.  The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. As of the report date the merger has not occurred.

During 2013, the Company received $6,800,000 from a majority shareholder and $2,124,500 from private investors in the form of convertible short term note agreements. The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. As of the report date the merger has not occurred.

During September 2013, the Company identified an error of 89,849 shares issued. The Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. The Company cancelled these shares upon the closing of the reverse merger with Universal Technology Systems Corp on September 24, 2013.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED
JUNE 30, 2013 AND JUNE 30, 2012

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$68,772	$344,656
Prepaid expenses and other assets	26,429	26,429
Total current assets	95,201	371,085

PROPERTY AND EQUIPMENT, net	3,938	4,644

TOTAL ASSETS	$99,139	$375,729

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$868,360	$1,003,352
Accrued expenses	804,310	413,828
Accrued payroll	508,463	854,130
Accrued interest	38,610	530,502
Convertible short-term debt, net	195,000	-
Convertible short-term debt- related party, net	2,100,000	-
Short-term debt, net of unamortized discounts of $-0- and $633,397, respectively	3,287,500	4,342,079
Short-term debt, related parties, net unamortized discount of $-0- and $32,742, respectively	340,000	500,000
Total current liabilities	8,142,243	7,643,891

TOTAL LIABILITIES	8,142,243	7,643,891

STOCKHOLDERS' DEFICIT:
Preferred stock, no par value; 20,000,000 authorized; 45,000 designated:
Series A Convertible Preferred Stock, no par value; 45,000 shares authorized; 5,255 and 4,100 shares issued and outstanding, respectively	5,312,915	4,100,000
Class A Common Stock, no par value; 100,000,000 shares authorized; 77,503,198 and 57,409,544 shares issued and outstanding, respectively	147,296,286	120,656,126
Class B Common Stock, no par value; 5,000,000 shares authorized; -0- and 500,000 shares issued and outstanding, respectively	-	1,000,000
Deficit accumulated during development stage	(160,652,305)	(133,024,288)

Total stockholders' deficit	(8,043,104)	(7,268,162)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$99,139	$375,729

See accompanying notes unaudited financial statements

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	February 7, 1994 (Inception)
	June 30,	June 30,	June 30,	June 30,	through
	2013	2012	2013	2012	June 30, 2013
OPERATING EXPENSES:
Research and development	$321,896	$215,024	$543,771	$510,258	$10,610,971
Research and development - stock-based compensation	-	-	-	-	3,623,294
Patent application and prosecution fees	246,944	190,308	572,421	399,828	11,231,316
Salaries and related expenses	412,037	339,023	537,296	679,885	15,318,260
Stock-based compensation	19,210,470	-	19,406,501	4,818,525	50,287,583
Selling, general and administrative expenses	128,612	227,572	310,001	361,224	6,444,361
Depreciation and amortization	353	353	706	706	6,592
Total operating expenses	20,320,312	972,280	21,370,696	6,770,426	97,522,377

LOSS FROM OPERATIONS	20,320,312	972,280	21,370,696	6,770,426	97,522,377

OTHER (INCOME) EXPENSES:
Gain on settlement of lawsuit	-	-	-	-	(268,187)
Interest expense	4,178,613	865,120	4,445,521	2,920,905	19,083,813
Interest income	-	-	-	-	(349,162)
Loss on extinguishment of debt	-	146,681	1,811,800	146,681	44,836,858
Total other expense	4,178,613	1,011,801	6,257,321	3,067,586	63,303,322

LOSS BEFORE INCOME TAX BENEFIT	24,498,925	1,984,081	27,628,017	9,838,012	160,825,699

INCOME TAX BENEFIT	-	-	-	-	173,394

NET LOSS	$(24,498,925)	$(1,984,081)	$(27,628,017)	$(9,838,012)	$(160,652,305)

NET LOSS per share (basic and diluted)	$(0.35)	$(0.06)	$(0.44)	$(0.30)	n/a

WWEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	67,569,742	36,005,160	63,059,799	32,713,400	n/a

See accompanying notes unaudited financial statements

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Unaudited)
Six Months Ended June 30, 2013

	Series A		Class A		Class B			Total
	Preferred Stock		Common Stock		Common Stock		Accumulated	Shareholder
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	(Deficit)
Balances, December 31, 2012	4,100	$4,100,000	57,409,544	$120,656,126	500,000	$1,000,000	$(133,024,288)	$(7,268,162)

Class A shares issued for warrant exercise	-	-	300,350	176,819	-	-	-	176,819

Class A shares issued for services	-	-	14,294,134	19,314,251	-	-	-	19,314,251

Class A shares issued for loan extensions	-	-	1,430,000	1,758,900	-	-	-	1,758,900

Class A shares issued to debt holders for additional interest	-	-	867,760	1,067,345	-	-	-	1,067,345

Class A shares issued for default penalty interest	-	-	1,800,000	2,214,000	-	-	-	2,214,000

Class A shares issued to warrant holders for additional interest	-	-	596,500	733,695	-	-	-	733,695

Class A shares issued for consulting services	-	-	75,000	92,250	-	-	-	92,250

Class A shares issued for debt conversions	-	-	230,000	282,900	-	-	-	282,900

Series A convertible preferred stock issued- purchased	1,050	1,050,000	-	-	-	-	-	1,050,000

Series A convertible preferred stock issued for interest payable conversion	105	162,915	-	-	-	-	-	162,915

Series B shares converted into Series A shares	-	-	500,000	1,000,000	(500,000)	(1,000,000)	-	-

Net loss	-	-	-	-	-	-	(27,628,017)	(27,628,017)

Balances, June 30, 2013	5,255	$5,312,915	77,503,198	$147,296,286	-	$-	$(160,652,305)	$(8,043,104)

See accompanying notes unaudited financial statements

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CASHFLOWS
(Unaudited)

	Six Months Ended	Six Months Ended	February 7, 1994 (Inception)
	June 30,	June 30	through
	2013	2012	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,628,017)	$(9,838,012)	$(160,652,305)
Adjustments to reconcile net loss to net cash used in operating activities
Class A and B common shares issued for license agreements	-	-	1,400,000
Class A warrants issued for legal settlement	-	-	(268,187)
Depreciation expense	706	706	25,470
Amortization of debt discounts	45,421	2,624,212	12,175,705
New warrants issued to substitute old warrants	-	-	57,173
Stock-based compensation	19,406,501	4,818,525	53,764,688
Interest expense from convertible debt converted to warrants	-	-	133,063
Interest expense from convertible debt converted to preferred shares	57,915	-	57,915
Interest expense from additional common shares issued	4,015,040		4,015,040
Loss on extinguishment of debt	1,811,800	146,681	44,836,858
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	-	(15,856)	(26,429)
Accounts payable and accrued expenses	(477,069)	87,349	2,707,179
Net Cash Used in Operating Activities	(2,767,703)	(2,176,395)	(41,773,830)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(2,118)	(29,408)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	176,819	13,675	2,888,998
Proceeds from sale of Class A common shares and warrants		424,500	20,913,012
Proceeds from sale of Series A convertible preferred shares	1,050,000		1,150,000
Borrowings on debt		1,780,000	17,037,500
Borrowings on related party debt	240,000	400,000	4,445,000
Borrowings on convertible debt- related party	2,100,000	-	2,892,500
Principal repayments on debt	(675,000)	(170,000)	(6,425,000)
Principal repayments on related party debt	(400,000)	(150,000)	(1,030,000)
Net Cash Provided by Operating Activities	2,491,819	2,298,175	41,872,010

NET INCREASE IN CASH	(275,884)	119,662	68,772
CASH AT BEGINNING OF YEAR	344,656	14,587	-
CASH AT END OF YEAR	$68,772	$134,249	$68,772

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	714,036	535,261	2,601,625
Cash paid for tax	-	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Class A warrants and common shares issued with debt	-	591,478	7,244,532
Class A common shares issued with related party debt	-	1,737,444	2,206,278
Class A warrants and common shares issued for debt	230,000	250,000	9,766,953
Series A convertible preferred shares issued for debt	105,000	-	4,105,000
Class A common shares repurchased with debt	-	3,150,000	60,000
Class A warrants issued for legal settlement	-	-	114,249
Short term debt converted into convertible short term debt	195,000	-	195,000
Beneficial conversion feature on converted debt	-	-	169,486
Series B common shares converted into Series A common shares	1,000,000	-	1,000,000

See accompanying notes unaudited financial statements

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	BACKGROUND, BASIS OF PRESENTATION, AND GOING CONCERN:

Background

Global Photonic Energy Corporation (“we”, “our” or the “Company”) was incorporated in Pennsylvania on February 7, 1994.  The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology. The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities

Basis or Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained within this Form 8-K filing. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in this Form 8K.

Going Concern

The Company has not generated revenues to date and had a working capital deficit of $8,047,042 and an accumulated deficit of $160,652,305 as of June 30, 2013.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing, short term financing from private parties, and advances from related parties.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.	RELATED PARTY CONVERTIBLE NOTES PAYABLE

From January 1, 2013 through June 30, 2013, the Company borrowed $2,100,000 from a majority shareholder.

These loans are convertible short term note agreements. The notes are unsecured, bear interest at 5% per annum and mature on December 31, 2013. The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the loans did not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes are convertible into the Public Company stock upon completion of a merger.

3.	RELATED PARTY NOTES PAYABLE

The Company converted outstanding accrued interest of $105,000 due to a majority shareholder, into 105 Series A Convertible Preferred shares. (See note 8) The relative fair value of these shares was determined to be $57,915 and it was recorded as a debt discount. The full discount was amortized to interest expense during the six months ended June 30, 2013.

 In addition, the Company borrowed $240,000 in the form of short term related party notes and repaid $400,000. As of June 30, 2013, the balance due is $340,000. These notes are unsecured, due on demand and non-interest bearing.

4.	NOTES PAYABLE

During the six months ended June 30, 2013, the company repaid an aggregate of $675,000 to the third party creditors. In addition, an aggregate of $230,000 of debt was converted into 230,000 common shares.  As the debt was not originally convertible, the issuance of the shares to settle the debt was determined to be debt extinguishment. The fair value of the Class A common shares was determined to be $282,900 and therefore a loss on debt extinguishment was recognized of $52,900.

During the six months ended June 30, 2013, the maturity date on an aggregate of $1,400,000 of outstanding debt was extended an additional 3 or 4 months. In connection with the extensions, the Company issued 1,430,000 Class A common shares. The Company evaluated the modifications under ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $1,758,900, and accounted for as a loss on the extinguishment of debt.

During the six months ended June 30, 2013, the aggregate amortization of other debt discounts totaled $45,421. These discounts were originally recorded during 2012, 2011 and 2010. As of June 30, 2013, there is no unamortized debt discount remaining.

5.	CONVERTIBLE NOTES PAYABLE

During six months ended June 30, 2013, the Company modified $195,000 of its outstanding short term debt whereby the notes become convertible. The notes are unsecured, bear interest at 5% per annum and mature on December 31, 2013. The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes are convertible into the Public Company stock upon completion of a merger. As of the report date the merger has not occurred.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants.   The Plan provides for the granting of a maximum of 2,000,000 options to purchase Class A common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

A summary of stock option activity during the six months ended June 30, 2013 is as follows:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 2012	685,000	$1.94
Granted	-	-
Exercised	-	-
Cancelled	(160,000)	2.01
Forfeited	-	-
Outstanding at June 30, 2013	525,000	$2.21
Exercisable	525,000	$2.21

The weighted average remaining contractual life of options outstanding as of June 30, 2013 was approximately 3.11 years. The exercise price of these options range from $2.00 to $3.00 and the intrinsic value of the options as of June 30, 2013 is $0.00.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS (continued)

A summary of warrant activity during the six months ended June 30, 2013 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2012	9,827,916	2.78
Granted	-	-
Exercised	(325,250)	2.47
Cancelled	-	-
Forfeited	-	-
Outstanding at June 30, 2013	9,502,666	$2.78
Exercisable	9,502,666	$2.78

The weighted average remaining contractual life for warrants outstanding as of June 30, 2013 was approximately 5.07 years. The exercise price of these warrants ranges from $2.00 to $3.50 and the intrinsic value of the warrants as of June 30, 2013, is $90,160.

During the six months ended June 30, 2013, an aggregate of 325,250 warrants were exercised for cash proceeds of $176,819.

7.	COMMON STOCK

During the six months ended June 30, 2013, the Company issued an aggregate of 14,294,134 Class A commons shares to officers as compensation. The shares vest immediately. The fair value of the shares was determined to be $17,692,188 and was recognized as stock-based compensation during the six months ended June 30, 2013.

During the six months ended June 30, 2013, the Company recognized $1,622,063 in stock based compensation in connection to the 10,550,000 Class A shares that were issued in the prior year that are were not fully vested. As of June 30, 2013, there is unamortized expense of 7,354,830 remaining in connection to these awards. These awards have the following vesting terms , 1/4 immediately upon issuance, 1/4 will be released upon one year from the effective date, and 1/4 will be released upon two years, the last 1/4 will be released after three years completion from the effective date. These shares were issued during 2012 and were recognized as issued and outstanding. The Company recognizes the stock based compensation for these awards in accordance with the vesting terms.

During the six months ended June 30, 2013, the Company issued 75,000 Class A commons shares for consulting services. The shares vest immediately. The fair value of the shares was determined to be $92,250 and was recognized as stock-based compensation during the six months ended June 30, 2013

During the six months ended June 30, 2013, the Company issued an aggregate of 867,760 Class A common shares to note holders as additional interest. The fair value of the shares was determined to be $1,067,345 and was recognized as interest expense during the six months ended June 30, 2013.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

7.	COMMON STOCK, (continued)

During the six months ended June 30, 2013, the Company issued 1,800,000 Class A common shares to a third party note holder. These shares were issued in accordance to the default terms of the 2010 and 2011 notes. The fair value of the shares was determined to be $2,214,000 and was recognized as interest expense during the six months ended June 30, 2013.

During the six months ended June 30, 2013, the Company issued an aggregate of 596,500 Class A common shares to certain warrant holders as additional interest. The fair value of the shares was determined to be $733,695 and was recognized as interest expense during the six months ended June 30, 2013

During the six months ended June 30, 2013, 230,000 common shares were issued for the conversion of debt (see Note 4) and 1,430,000 common shares were issued for loan extensions (see Note 5).

During the six months ended June 30, 2013, an aggregate of 300,250 Class A common shares were issued for the exercise of warrants for cash proceeds of $176,819. (see Note 6)

During the six months ended June 30, 2013, the Company converted 500,000 Class B common shares into 500,000 Class A common shares. The Class B common shares were fair valued and expensed when granted; therefore, there is no expense to be recognized upon the conversion into Class A common shares.

8.	PREFERRED STOCK

During the six months ended June 30, 2013, a majority shareholder purchased 1,050 Series A Convertible preferred for $1,050,000.

The Series A Convertible preferred shares contain voting rights, accrue dividends at 8% per annum and the Company has the right to force the conversion of all preferred shares into Class A common stock upon an initial public offering (“IPO”). In the event that IPO has not occurred prior to December 31, 2018, holders of a majority of preferred shares shall have the right to elect a majority of the Board of Directors.

During the six months ended June 30, 2013, a majority shareholder converted $105,000 of the interest due to him into 105 shares of Series A Convertible Preferred stock (see Note 3).

10.	SUBSEQUENT EVENTS

From July 1, 2013 through September 16, 2013, the President of the Company advanced $240,000 to the Company. The advances are unsecured, non-interest bearing and due on demand.

From July 1, 2013 through September 16, 2013, the Company repaid $50,000 of its short-term debt.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

10.	SUBSEQUENT EVENTS, (continued)

From July 1, 2013 through September 16, 2013, the Company modified $2,237,500 of its outstanding short term debt whereby the notes become convertible. In addition, the Company borrowed $4,700,000 from a majority shareholder and $2,124,500 from private investors in the form of convertible short term note agreements. The notes are unsecured, bear interest at 5% per annum and mature on December 31, 2013. The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance.

During September 2013, the Company identified an error of 89,849 shares issued. The Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. The Company cancelled these shares upon the closing of the reverse merger with Universal Technology Systems Corp on September 24, 2013.

Global Photonic Energy Corporation
Unaudited Pro Forma  Balance Sheet

	Universal	Global
	Technology	Photonic
	Systems	Energy			Adjusted
	Corp	Corporation	Combined	Pro Forma	Pro Forma
	July 31, 2013	June 30, 2013	Totals	Adjustments	Totals
ASSETS

CURRENT ASSETS
Cash	$30,537	$68,772	$99,309	$6,829,549	$6,928,858
Prepaid expense and other assets	-	26,429	26,429		26,429

Total Current Assets	30,537	95,201	125,738	6,829,549	6,955,287

PROPERTY AND EQUIPMENT, net	-	3,938	3,938	-	3,938

TOTAL ASSETS	$30,537	$99,139	$129,676	$6,829,549	$6,959,225

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$600	$868,360	$868,960	$-	$868,960
Accrued expenses		804,310	804,310	-	804,310
Accrued payroll		508,463	508,463	-	508,463
Accrued interest		38,610	38,610	(38,610)	-
Convertible short-term debt, net	-	195,000	195,000	(195,000)	-
Convertible short-term debt- related party, net	-	2,100,000	2,100,000	(2,100,000)	-
Short-term debt, net of unamortized discounts of $-0-	-	3,287,500	3,287,500	(2,237,500)	1,050,000
Short-term debt, related parties, net unamortized discount of $-0-		340,000	340,000	-	340,000

Total Current Liabilities	600	8,142,243	8,142,843	(4,571,110)	3,571,733

TOTAL LIABILITIES	600	8,142,243	8,142,843	(4,571,110)	3,571,733

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, no par value; 20,000,000 authorized; 45,000 designated:		-	-	-	-
Series A Convertible Preferred Stock, no par value; 45,000 shares authorized;5,255 shares issued and outstanding		5,312,915	5,312,915	(5,312,915)	-
Class A Common Stock, no par value; 100,000,000 shares authorized;77,503,198 shares issued and outstanding		147,296,286	147,296,286	(147,296,286)	-
Class B Common Stock, no par value; 5,000,000 shares authorized; -0- shares issued and outstanding		-	-		-
Common stock: 250,000,000 authorized; $0.0001 par value; 14,400,000 shares issued and outstanding	1,440	-	1,440	2,797	4,237
Additional paid-in capital	40,560	-	40,560	164,032,590	164,073,150
Deficit accumulated during development stage	(12,063)	(160,652,305)	(160,664,368)	(25,527)	(160,689,895)

Total Stockholders' Equity (Deficit)	29,937	(8,043,104)	(8,013,167)	11,400,659	3,387,492

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$30,537	$99,139	$129,676	$6,829,549	$6,959,225

Global Photonic Energy Corporation
Unaudited Proforma Consolidated Statements of Expense
Universal Technologies Systems Corp. Inception January 28, 2013 through July 31, 2013
Global Photonic Energy Corporation  For the Year Ended June 30, 2013

	Universal
	Technology
	Systems Corp	Global
	Inception	Photonic				Pro-Forma
	January 28, 2013	Energy				Adjusted
	through July 31, 2013	Corporation June 30, 2013	Combined Totals	Pro Forma Adjustments	REF	Combined Totals
OPERATING EXPENSES

Research and development	$-	$1,031,640	$1,031,640	$-		$1,031,640
Patent application and prosecution fees	-	1,518,336	1,518,336	-		1,518,336
Salaries and related expenses	-	808,822	808,822	-		808,822
Stock-based compensation	-	24,538,202	24,538,202	-		24,538,202
Selling, general and administrative expenses	7,813	571,228	579,041	-		579,041
Professional fees	4,250		4,250	-		4,250
Depreciation and amortization		1,412	1,412	-		1,412

Total operating expenses	12,063	28,469,640	28,481,703	-		28,481,703

Loss from operations	12,063	28,469,640	28,481,703	-		28,481,703

OTHER EXPENSES

Interest expense	-	6,106,940	6,106,940	37,590		6,144,530
Loss on extinguishment of debt	-	4,075,625	4,075,625	-		4,075,625

Total Other Expense	-	10,182,565	10,182,565	37,590		10,220,155

NET LOSS	$(12,063)	$(38,652,205)	$(38,664,268)	$(37,590)		$(38,701,858)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.71)				$(1.02)

WEIGHTED AVERAGE SHARES OUTSTANDING	12,000,000	54,768,111				37,808,289

Global Photonic Energy Corporation
Unaudited Proforma Consolidated Statements of Expense
Universal Technologies Systems Corp. Inception January 28, 2013 through July 31, 2013
Global Photonic Energy Corporation Six Months Ended June 30, 2013

	Universal
	Technology
	Systems Corp	Global
	Inception	Photonic				Pro-Forma
	January 28, 2013	Energy				Adjusted
	through July 31, 2013	Corporation June 30, 2013	Combined Totals	Pro Forma Adjustments	REF	Combined Totals
OPERATING EXPENSES

Research and development	$-	$543,771	$543,771	$-	-	$543,771
Patent application and prosecution fees	-	572,421	572,421	-	-	572,421
Salaries and related expenses	-	537,296	537,296	-		537,296
Stock-based compensation	-	19,406,501	19,406,501	-		19,406,501
Selling, general and administrative expenses	7,813	310,001	317,814	-		317,814
Professional fees	4,250		4,250	-		4,250
Depreciation and amortization		706	706	-		706

Total operating expenses	12,063	21,370,696	21,382,759	-		21,382,759

Loss from operations	12,063	21,370,696	21,382,759	-		21,382,759

OTHER EXPENSES

Interest expense	-	4,445,521	4,445,521	37,590		4,483,111
Loss on extinguishment of debt	-	1,811,800	1,811,800	-	-	1,811,800

Total Other Expense	-	6,257,321	6,257,321	37,590		6,294,911

NET LOSS	$(12,063)	$(27,628,017)	$(27,640,080)	$(37,590)		$(27,677,670)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.44)				$(0.70)

WEIGHTED AVERAGE SHARES OUTSTANDING	12,000,000	63,149,151				39,361,047

NOTE 1 - REVERSE ACQUISITION

On September 24, 2013, UTCH entered into a stock exchange agreement with Global Photonic Energy Corporation (“GPEC”) and the sole corporate shareholder of GPEC.

Prior to the closing of the shares exchange agreement UTCH had 12,000,000 common shares outstanding. From September 15, 2013 through September 17, 2013, UTCH sold another 5,049,113 common shares to GPEC officers for cash proceeds of $5,049.

On September 23, 2013, UTCH effected a 1.2-for-1 forward split of its outstanding common stock.  On September 24, 2013, GPEC purchased and then cancelled 10,800,000 shares  (9,000,000 shares pre-split), which GPEC had acquired from the former majority shareholder of UTCH. All references to UTCH common stock have been retroactively restated to reflect the effect of the forward split.

During September 2013, the Company identified an error of 89,849 shares issued. In accordance with the SAB 108, the Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. The Company has cancelled these shares as of the date of the merger.

At the Closing of the merger, there were 77,503,198 GPEC common shares, 9,378,916 warrants, 525,000 options and 5,255 Series A Preferred convertible shares issued and outstanding. As part of the Share Exchange Transaction, GPEC shareholders of the Company will receive 1 common share of UTCH for each 5 common shares outstanding, 1 UTCH warrant for each 5 warrants outstanding, 1 UTCH option for each 5 outstanding and 1,100 UTCH common shares for each Series A Preferred convertible stock of GPEC.

The holders of the 77,503,198 GPEC shares received 15,500,640 UTCH shares.

The holders of the 5,255 GPEC Series A Preferred shares received a total of 5,780,500 UTCH shares and warrants to purchase another 5,780,500 shares.

As of June 30, 2013, GPEC modified $195,000 of its outstanding short term debt due to third party investors whereby the notes become convertible. In addition, the Company borrowed $2,100,000 from the majority shareholder in the form of convertible promissory notes.

From July 1, 2013 through September 16, 2013, GPEC modified $2,237,500 of its outstanding short term debt whereby the notes became convertible. In addition, the Company borrowed $4,700,000 from the majority shareholder and $2,124,500 from private investors in the form of convertible short term note agreements.

The convertible notes are unsecured, bear interest at 5% per annum and mature on December 31, 2013. These notes totaling $11,357,000 in principal and $76,200 in accrued interest automatically converted upon merger completion into 11,433,200 units of UTCH. Each unit consists of (i) one share of UTCH and (ii) one warrant to purchase one share of the UTCH common shares. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance.

UTCH issued to holders of original issued and outstanding warrants of GPEC immediately prior to the closing a total of 1,875,783 shares of warrants of UTCH in consideration of the cancellation of GPEC Warrants. UTCH also issued to holders of original issued and outstanding options of GPEC immediately prior to the closing a total of 105,000 shares of options of UTCH in consideration of the cancellation of GPEC Warrants

At the closing of the Share Exchange Agreement, UTCH had 42,373,277 shares issued and outstanding.